CONSENTS OF EXPERTS AND COUNSEL
CONSENT OF INDEPENDENT AUDITORS


American Millennium Corporation, Inc.

We hereby consent to the incorporation by reference in this December 8, 1998, filing of American Millennium Corporation, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-KSB for the year ended July 31, 1998.

/s/ Steven H. Dohan, CPA
------------------------
Dohan and Company, P.A.
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida 33135-7564
Telephone: (305)274-1366; Facsimile: (305)274-1368


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